Exhibit 4.2

Final

SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

OF

NINE ENERGY SERVICE, INC.

A Delaware Corporation

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1	Definitions	1
1.2	Construction	8
1.3	Stockholders; Capital Stock Subject to Agreement	8

ARTICLE 2
TRANSFER RESTRICTIONS

2.1	General Rule	9
2.2	Exceptions	9
2.3	Rights of First Refusal	10
2.4	Tag-Along Provisions	13
2.5	Drag-Along Rights	16
2.6	Certain Limitations on Rights of First Refusal and Tag-Along	19
2.7	Conditions to Permitted Transfers; Continued Applicability of Agreement	19
2.8	Preemptive Rights	20

ARTICLE 3
REGISTRATION OF STOCK

3.1	Registration Rights	22

ARTICLE 4
OTHER MATTERS

4.1	Corporate Opportunity Matters	22
4.2	Composition of Board; VCOC Management Rights; Board Representation	23
4.3	Financial Statements	25
4.4	Confidentiality	25

ARTICLE 5
MISCELLANEOUS

5.1	Notices	26
5.2	Amendment or Restatement	26
5.3	Binding Effect	27
5.4	Governing Law	27
5.5	Severability	27
5.6	Legends	27
5.7	Counterparts	29
5.8	Termination	29
5.9	Section Headings	29
5.10	Entire Agreement	29
5.11	Cumulative Rights	29

NINE ENERGY SERVICE, INC.

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

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5.12	Assignment	29
5.13	Further Assurances	30
5.14	Spouses	30
5.15	No SCF Agreement	30
5.16	Matters Relating to Former Agreements and Original Agreement	30

Annex I	Stockholders; Warrantholders; Shares of Capital Stock; Addresses

Exhibit A	Form of Adoption Agreement
Exhibit B	Registration Rights Agreement

NINE ENERGY SERVICE, INC.

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

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SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

OF

NINE ENERGY SERVICE, INC.

A Delaware Corporation

This SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of February 28, 2017, is adopted, executed and agreed to, for good and valuable consideration, by and among Nine Energy Service, Inc., a Delaware corporation (the “Company”), and the persons listed as “Stockholders” and “Warrantholders” on the signature pages hereto.

RECITALS

A. Pursuant to that certain Combination Agreement dated as of February 3, 2017, the Company and Beckman Production Services, Inc., a Delaware corporation (“Beckman”), effected a combination of the businesses conducted by such Persons and, in connection with such business combination, the stockholders of Beckman became stockholders of the Company (the “Combination”).

B. In connection with the Combination, the stockholders of Beckman (the “Beckman Stockholders”) agreed to terminate their stockholders agreement and enter into this Agreement (such former stockholders agreement being referred to herein as the “Former Agreement”) so that each such Beckman Stockholder that is receiving Capital Stock under the terms of the Combination became subject to this Agreement in lieu of the Former Agreement.

C. The Company and the Stockholders desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of Capital Stock (including as may be issued hereafter), and to provide for certain rights and obligations with respect thereto as hereinafter provided.

D. Stockholders of the Company immediately prior to the Combination wish to, upon the effectiveness of the Combination, amend and restate that certain Stockholders Agreement of the Company, dated February 28, 2013, by and among such Stockholders and the Company (the “Original Agreement”) in the form of this Agreement in accordance with Section 5.2 of the Original Agreement.

AGREEMENTS

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, when used in this Agreement the following terms shall have the meanings indicated below:

“Acceptable Securities” means (a) freely tradable common stock traded on a national securities exchange registered under Section 6(a) of the Exchange Act of a Person with a market value of its outstanding common stock owned by non-affiliates in excess of $100,000,000 or (b) debt securities rated by Standard and Poor’s of BB or better or, if not rated, which the Board believes would be so rated if a rating were requested.

NINE ENERGY SERVICE, INC.

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

“Accredited Investor” has the meaning set forth for such term in Rule 501 of Regulation D under the Securities Act as such rule may be amended, modified or superseded from time to time.

“Acquisition Proposal” is defined in Section 2.3(a).

“Adoption Agreement” is defined in Section 2.7(a).

“Affiliate” means, with respect to a particular Person, any Person Controlling, Controlled by, or Under Common Control with such Person.

“Agreement” means this Second Amended and Restated Stockholders Agreement, as it may be amended or restated from time to time.

“Beckman” is defined in the recitals hereto.

“Beckman Stockholders” is defined in the recitals hereto.

“Big Lake” means Big Lake Services Holdings, LLC, a Delaware limited liability company.

“Board” means the board of directors of the Company.

“Board Observers” is defined in Section 4.2(b).

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which banks are authorized or required by Law to close in the city of Houston, Texas.

“Bylaws” means the Second Amended and Restated Bylaws of the Company, as may be further amended or restated from time to time in accordance with its terms.

“Capital Stock” means Common Stock, preferred stock and any other capital stock of the Company, and any Common Stock Equivalents.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State, as may be amended or stated from time to time in accordance with its terms.

“Combination” is defined in the recitals hereto.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

“Common Stock Equivalents” means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants (including the Warrants), options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” is defined in the preamble hereto.

“Company Non-Exercise Event” is defined in Section 2.3(b)(ii).

“Company ROFR Acceptance Deadline” is defined in Section 2.3(b)(i).

“Company ROFR Acceptance Notice” is defined in Section 2.3(b)(i).

“Confidential Information” means any data or information concerning the Company and its subsidiaries (including trade secrets), without regard to form, including: (a) business process models; (b) proprietary software; (c) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, contracts, suppliers, customers, and customer lists; (d) the identity, skills and compensation of employees, contractors, and consultants; (e) specialized training; and (f) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere.

“Contractual Management Rights” is defined in Section 4.2(a).

“Control” (including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“DGCL” means the General Corporation Law of the State of Delaware and any successor statute, as amended from time to time.

“Drag-Along Notice” is defined in Section 2.5(b).

“Dragging Stockholders” is defined in Section 2.5(a).

“Election Period” is defined in Section 2.8(b).

“Eligible Purchaser” means any Stockholder holding Common Stock that certifies to the Company’s reasonable satisfaction that such Stockholder is an Accredited Investor.

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Issuance” is defined in Section 2.8(a).

“Fair Market Value” means, (a) with respect to any debt security, the principal amount of such debt security after giving effect to any discount or premium to par (to the extent such debt securities are traded on a public market and such discount or premium is readily ascertainable) on the day in question as determined by the Board in good faith, (b) with respect to any equity security that is not listed or admitted to trading on a National Securities Exchange, the fair value of such security on the day in question as determined by the Board in good faith, and (c) with respect to any equity security that is listed and admitted to trading on a National Securities Exchange, the Closing Price on the day in question if such day is a Trading Day, and if not, on the immediately previous Trading Day. The “Closing Price” for each Trading Day shall be the last reported sale price in regular way trading or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices in regular way trading, in either case on the principal National Securities Exchange on which the equity security in question is listed or admitted to trading, or if such equity security is traded over-the-counter and quoted in the National Market System, or if the equity security is so traded, but not so quoted, the average of the closing reported bid and asked prices of the equity security as reported by the OTC Bulletin Board or any comparable system.

“Family Member” means, with respect to any (a) holder of Capital Stock that is an individual: (i) such individual’s spouse; (ii) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption); and (iii) the spouse of an individual described in clause (a)(ii) of this definition, and (b) holder of Capital Stock that is not an individual, any individual described in clause (a)(i) or (a)(ii) of this definition who bears such a relation to any individual that is a beneficial owner (as such term is defined in Rule 13d-3 under the Securities Act) of a majority of either: (i) the outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) of such holder; or (ii) the combined voting power of the outstanding securities entitled to vote under ordinary circumstances in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of such holder.

“Former Agreement” is defined in the recitals hereto.

“First Notice” is defined in Section 2.8(b).

“Fully-Diluted Common Stock” means, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents.

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Plan” means (a) the Amended and Restated Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended (including the amendment and restatement of such plan effective on the date hereof), (b) the Beckman Production Services, Inc. 2012 Stock Incentive Plan assumed by the Company in connection with the Combination, as amended, and (c) any other equity incentive plan entered into by the Company after the date hereof.

“Independent Director” means a director who would qualify as an “independent director” pursuant to Rule 303A.02 of The New York Stock Exchange Listed Company Manual, as such rule may be amended, modified or superseded from time to time, and who is not otherwise an Affiliate of SCF.

“Initial Public Offering” means the initial underwritten public offering and sale of Common Stock after which the Common Stock is listed for trading on a National Securities Exchange.

“Involuntary Transfer” means a Transfer resulting from the death of a Person, the bankruptcy or insolvency of a Person or the termination of the marital relationship of a Person by divorce or another involuntary Transfer occurring by operation of Law which the applicable Stockholder, Warrantholder or other holder of Capital Stock was unable to prevent; provided, however, that any Transfer that would otherwise be permitted pursuant to Section 2.2(a) or Section 2.2(d) shall not be deemed an Involuntary Transfer.

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

“National Securities Exchange” means a national securities exchange registered under Section 6(a) of the Exchange Act.

“New Securities” is defined in Section 2.8(a).

“Non-Dragging Stockholders” is defined in Section 2.5(a).

“Non-SCF Holder” means any Stockholder, Warrantholder or other holder of Capital Stock other than SCF.

“Over-Allotment Amount” is defined in Section 2.8(b).

“Participation Offer” is defined in Section 2.4(b).

“Person” means any natural person, firm, limited partnership, general partnership, joint stock company, joint venture, association, corporation, limited liability company, company, trust, bank trust company, land trust, business trust or other organization whether or not a legal entity, and any government or an agency or political subdivision thereof.

NINE ENERGY SERVICE, INC.

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

“Post-Reorganization Company” means any company formed from the merger, reorganization or consolidation of the Company, Beckman or any combination of Beckman with and into the Company or any of its wholly owned subsidiaries, or any combination of such entities.

“Pro Rata Share” means, with respect to any Eligible Purchaser, a fraction (expressed as a percentage of 100%), the numerator of which equals the number of shares of Common Stock (excluding any shares of Restricted Stock that have not vested as of the date such calculation is made) held by such Eligible Purchaser and the denominator of which equals the total number of shares of Common Stock held by all Eligible Purchasers.

“Proposed Purchaser” is defined in Section 2.8(a).

“Original Agreement” is defined in the recitals hereto.

“Qualified Public Company” means a Person whose common stock (or depositary receipts or depositary shares related to common stock or similar ordinary shares) is authorized and approved for listing on a National Securities Exchange.

“Registration Rights Agreement” is defined in Section 3.1.

“Requesting Purchaser” is defined in Section 2.8(b).

“Restricted Stock” means any Common Stock, granted to employees, directors or other service providers of the Company or its Affiliates (including Common Stock issued pursuant to the exercise of stock options) that, at the time of determination required under this Agreement, is subject to forfeiture restrictions (which, for purposes of this Agreement, shall include any contingent obligation of such employee, director or other service provider to forfeit shares or to Transfer shares at a price below the then Fair Market Value).

“Restriction” is defined in Section 5.6(b).

“Rock Hill” means Rock Hill Capital II, L.P., a Delaware limited partnership.

“Rock Hill Designee” is defined in Section 4.2(a).

“Rock Hill Observer” is defined in Section 4.2(b).

“ROFR Notice” is defined in Section 2.3(a).

“ROFR Shares” is defined in Section 2.3(a).

“ROFR Transferor” is defined in Section 2.3(a).

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

“SCF” means SCF-VII, L.P., a Delaware limited partnership, and if SCF-VII, L.P. has Transferred Common Stock or other Capital Stock to one or more of its Affiliates or if any Affiliate of SCF-VII, L.P. has acquired Common Stock or other Capital Stock from the Company or any other Person, then in any such case such Affiliates.

“SCF Designee” is defined in Section 4.2.

“SCF Entity Affiliate” means any entity that is an Affiliate of SCF (other than the Company, Beckman, any Post-Reorganization Company or any of their respective subsidiaries).

“SCF ROFR Acceptance Deadline” is defined in Section 2.3(b)(ii).

“SCF ROFR Acceptance Notice” is defined in Section 2.3(b)(ii).

“SCF Person” is defined in Section 4.1.

“SCP” means SCP CT, LLC, an Arkansas limited liability company.

“SCP Board Observers” is defined in Section 4.2(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Special Committee” means a committee of the Board whose members consist solely of Independent Directors who have no other conflict of interest with respect to the matters being considered by such committee.

“Spouse” is defined in Section 5.14.

“Stockholder” means each person listed as a “Stockholder” on the signature pages to this Agreement, any Person that acquires Common Stock upon exercise of a Warrant or any other Common Stock Equivalent and any Person deemed to be a Stockholder pursuant to Section 2.7.

“Tag-Along Notice” is defined in Section 2.4(b).

“Trading Day” means a day on which the principal National Securities Exchange or quotation system on which the Common Stock is then traded is open for trading.

“Transfer” (including the correlative terms “Transfers,” “Transferring” and “Transferred”) means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of Law or by merger, consolidation or otherwise), of shares of Capital Stock (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Capital Stock is transferred or shifted to another Person; provided, however, that (i) an exchange, merger, recapitalization, consolidation or reorganization involving the Company in which securities of the Company or any other Person and/or cash are

NINE ENERGY SERVICE, INC.

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

issued in respect of all shares of Capital Stock shall not be deemed a Transfer if all shares of Capital Stock are treated identically in any such transaction (other than (A) differences resulting from the treatment of fractional shares that would otherwise result from such transaction, (B) differences resulting from any election made by the Stockholders so long as all Stockholders have an equal opportunity to make such an election, (C) differences in the type (but not approximate value) of consideration received by the Stockholders based upon securities Law considerations and/or (D) differences resulting from treating one class or series of Capital Stock different than any other class or series of Capital Stock), (ii) the exercise of options in accordance with the terms of the Incentive Plan shall not be deemed a Transfer and (iii) the exercise of the Warrants in accordance with their respective terms shall not be deemed a Transfer.

“Warrantholder” means a holder of any of the Warrants.

“Warrants” means warrants for the acquisition of Capital Stock issued by the Company from time to time, as such warrants may be amended, transferred, exchanged, replaced or superseded from time to time.

1.2 Construction. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Stockholder, Warrantholder or other holder of Capital Stock who is a party to this Agreement, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; and (h) all references to money refer to the lawful currency of the United States. The Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

1.3 Stockholders; Capital Stock Subject to Agreement.

(a) The Stockholders and Warrantholders and the number of shares of Capital Stock held by each Stockholder or Warrantholder (as applicable) are set forth in Annex I as such annex may be amended and updated from time to time.

(b) Except as specifically provided otherwise in this Agreement, this Agreement shall extend and apply to all shares of Capital Stock now owned by each of the Stockholders and Warrantholders and to all shares of Capital Stock as may hereafter be acquired by any of the Stockholders or Warrantholders (as applicable) (including by merger, consolidation

NINE ENERGY SERVICE, INC.

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

or otherwise), whether such shares constitute the separate property or community property of any of the individual Stockholders or Warrantholders, and regardless of the capacity in which title to such shares is held or taken. This Agreement shall also apply to all shares of Capital Stock to which the Spouse of any Stockholder or Warrantholder is entitled by virtue of any community property Laws or any other Laws.

ARTICLE 2

TRANSFER RESTRICTIONS

2.1 General Rule. No Stockholder or Warrantholder may Transfer all or any of its Capital Stock unless expressly permitted by Section 2.2. Any attempted Transfer of all or any Capital Stock, other than in accordance with the terms of this Agreement shall be, and is hereby declared, null and void ab initio. The Stockholders and Warrantholders agree that breach of the provisions of this Agreement may cause irreparable injury to the Company and the Stockholders and Warrantholders for which monetary damages (or other remedy at Law) are inadequate in view of (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Person to comply with such provisions and (b) the uniqueness of the Company’s business and the relationship among the Stockholders and Warrantholders. Accordingly, the Stockholders and Warrantholders agree that the provisions of this Agreement may be enforced by specific performance or otherwise in a court of equity. Each party to this Agreement hereby waives any requirements for the securing or posting of a bond with respect to such injunctive relief or remedy of specific performance.

2.2 Exceptions. Notwithstanding Section 2.1, and in each case subject to compliance with the provisions of Section 2.7 (subject to the applicability of Section 2.4 to SCF as provided in Section 2.6):

(a) a Non-SCF Holder may Transfer Capital Stock (including Warrants, but excluding Restricted Stock) to a Family Member or any partnership or trust established for the benefit of such Non-SCF Holder or one or more Family Members; provided, however that such transferee must be an Accredited Investor;

(b) Big Lake may Transfer Capital Stock (including Warrants) to its members in connection with a winding-up and dissolution of Big Lake so long as such members at the time of such Transfer are the same as the members of Big Lake as of the date of this Agreement;

(c) a Stockholder or Warrantholder may Transfer Capital Stock (other than Warrants or Restricted Stock) in accordance with provisions of Section 2.3 (subject to the applicability of Section 2.3 to SCF as provided in Section 2.6);

(d) SCF may Transfer shares of Common Stock at any time to any Person in accordance with the provisions of Section 2.4 (if then applicable);

(e) SCF may Transfer Capital Stock (including Warrants, but excluding Restricted Stock) at any time to any Affiliate of SCF;

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(f) A Non-SCF Holder may Transfer shares of Common Stock (other than Restricted Stock) in accordance with Section 2.4;

(g) a Stockholder or Warrantholder may Transfer Capital Stock (including Warrants) in accordance with Section 2.5;

(h) subject to compliance with the provisions of Section 2.3(f), if applicable, a Non-SCF Holder may make an Involuntary Transfer of Capital Stock (including Warrants); and

(i) a Stockholder or Warrantholder may Transfer Common Stock (other than Restricted Stock) in an underwritten public offering that constitutes an Initial Public Offering.

Notwithstanding the foregoing, no Stockholder or Warrantholder may Transfer Capital Stock to any Person if such Transfer has as a purpose of avoiding (or is otherwise undertaken in contemplation of avoiding) the restrictions on Transfer in this Agreement (it being understood that the purpose of this sentence is to prohibit the Transfer of Capital Stock to a transferee in a transaction otherwise permitted by this Agreement, followed by a change in the relationship between the transferor and such transferee after the Transfer, with the result and effect that the transferor has indirectly made a Transfer of Capital Stock which would not have been directly permitted under this Agreement had such change in such relationship occurred prior to such Transfer).

2.3 Rights of First Refusal.

(a) Subject to Section 2.6, should any Stockholder desire to effect a Transfer of any shares of its Capital Stock (other than Warrants or Restricted Stock) (the “ROFR Shares”) pursuant to a bona fide written offer for cash or Acceptable Securities from another Person (an “Acquisition Proposal”), such Stockholder (the “ROFR Transferor”) shall promptly give written notice (the “ROFR Notice”) thereof to the Company and SCF. The ROFR Notice shall set forth the following information in respect of the proposed Transfer: (i) the name and address of the prospective acquiror; (ii) each Person that Controls the prospective acquiror; (iii) the number and type of ROFR Shares and (iv) the per share purchase price (including a description of any Acceptable Securities included in the Acquisition Proposal). The consideration for any Transfer under this Section 2.3 must be cash and/or Acceptable Securities only.

(b) (i) The Company shall have an optional preferential right, for a period of 30 days after the receipt by the Company of the ROFR Notice (the “Company ROFR Acceptance Deadline”), to acquire from the ROFR Transferor for cancellation, for the per share purchase price set forth in the ROFR Notice, all (but not less than all) of the ROFR Shares, on the terms set forth in this Section 2.3. Any consideration consisting of Acceptable Securities provided in the Acquisition Proposal shall be valued at its Fair Market Value as of the date of the ROFR Notice, and the Company shall pay the Fair Market Value of such Acceptable Securities in cash as part of the purchase price for the ROFR Shares in the event it exercises its purchase right hereunder. The Company shall promptly determine the Company ROFR Acceptance

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Deadline upon its receipt of the ROFR Notice and shall promptly, and in no event later than two Business Days after its receipt of the ROFR Notice, give notice thereof and a copy of the ROFR Notice to SCF. The Company may exercise its right hereunder by giving written notice (the “Company ROFR Acceptance Notice”) to the ROFR Transferor and to SCF, on or before the Company ROFR Acceptance Deadline, of the Company’s election to acquire all (but not less than all) of the ROFR Shares.

(ii) If the Company provides written notice that it will not exercise its right to purchase the ROFR Shares pursuant to Section 2.3(b)(i), or if the 30 day period provided in Section 2.3(b)(i) for the Company’s election thereof expires without any such election (such decline or expiration, the “Company Non-Exercise Event”), then SCF shall have an optional preferential right, for a period of five days after the occurrence of the Company Non-Exercise Event (the “SCF ROFR Acceptance Deadline”), to acquire from the ROFR Transferor, for the per share purchase price set forth in the ROFR Notice, all (but not less than all) of the ROFR Shares, on the terms set forth in this Section 2.3. Any consideration consisting of Acceptable Securities provided in the Acquisition Proposal shall be valued at its Fair Market Value as of the date of the ROFR Notice, and SCF shall pay the Fair Market Value of such Acceptable Securities in cash as part of the purchase price for the ROFR Shares in the event it exercises its purchase right hereunder. SCF may exercise its right hereunder by giving written notice (the “SCF ROFR Acceptance Notice”) to the ROFR Transferor and to the Company, on or before the SCF ROFR Acceptance Deadline, of SCF’s election to acquire all (but not less than all) of the ROFR Shares.

(c) The closing of the sale of the ROFR Shares to the Company pursuant to Section 2.3(b)(i) or to SCF pursuant to Section 2.3(b)(ii) shall be at 9:00 a.m. (Central Time) on the 15th Business Day following the Company ROFR Acceptance Deadline or the SCF ROFR Acceptance Deadline, as applicable, at the Company’s principal office, subject to any delay in the closing provided for below, unless the ROFR Transferor and the Company or SCF, whichever is the purchaser, otherwise agree in writing. The Company, the ROFR Transferor and SCF shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the next succeeding Business Day following the expiration or early termination of any required waiting periods under the HSR Act, if applicable, and the obtaining of all necessary governmental approvals. At the closing of any purchase of the ROFR Shares by the Company or SCF, (i) the cash consideration to be paid in accordance with Section 2.3(b)(i) or Section 2.3(b)(ii), as applicable, of this Agreement shall be delivered by the Company or SCF, as applicable, to the ROFR Transferor, (ii) if the Company purchases the ROFR Shares pursuant to Section 2.3(b)(i), the ROFR Transferor shall deliver to the Company certificates representing the ROFR Shares so purchased, accompanied by duly executed stock transfer powers transferring such ROFR Shares to the Company, free and clear of all liens, encumbrances and adverse claims with respect thereto except for any encumbrances established herein, and (iii) if SCF purchases the ROFR Shares pursuant to Section 2.3(b)(ii), the ROFR Transferor shall deliver to SCF certificates representing the ROFR Shares so purchased, accompanied by duly executed stock transfer powers transferring such ROFR Shares to SCF, free and clear of all liens, encumbrances and adverse claims with respect thereto except for any encumbrances established herein. The

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ROFR Transferor shall not be required to make any representations or warranties in connection with any Transfer of ROFR Shares to the Company or SCF, as applicable, pursuant to this Section 2.3 other than representations and warranties as to (and the ROFR Transferor shall execute an agreement for the benefit of the Company or SCF, as applicable, providing for representations and warranties as to) (A) such ROFR Transferor’s ownership of the ROFR Shares to be Transferred free and clear of all liens, claims and other encumbrances other than those arising under this Agreement, the Certificate of Incorporation or the Bylaws, (B) such ROFR Transferor’s power and authority to effect such Transfer and (C) such matters pertaining to compliance with applicable Law (including securities Laws) by the ROFR Transferor as the Company (and SCF, if SCF is the purchaser pursuant to Section 2.3(b)(ii)) may reasonably require. The ROFR Transferor will promptly perform, whether before or after any such closing, such additional acts (including executing and delivering additional documents) as are reasonably required by the Company or SCF, as applicable, to effect more fully the transactions contemplated by this Section 2.3.

(d) If, in connection with any Transfer under this Section 2.3, any record date for a distribution on the Capital Stock subject to the ROFR Notice occurs on or after the date the ROFR Transferor gives the ROFR Notice but prior to the closing of the purchase of any shares of Capital Stock by the Company, or SCF, as applicable, pursuant to this Section 2.3, then the Company, or SCF, as applicable, shall be entitled to receive, unless the ROFR Notice specifically indicated to the contrary and the Acquisition Proposal was made on such basis, any such distributions or securities, as the case may be, in respect of the Capital Stock that the Company, or SCF, as applicable, acquires pursuant to this Section 2.3, and appropriate documentation shall be delivered at the closing by the ROFR Transferor to evidence the right of the Company or SCF, whichever is the purchaser of the ROFR Shares, to receive such distributions or securities.

(e) If, after completion of the foregoing procedures under this Section 2.3, neither the Company nor SCF has subscribed to purchase all of the ROFR Shares, then the ROFR Transferor may, at any time within 60 days after the later to occur of the Company ROFR Acceptance Deadline and, if applicable, the SCF ROFR Acceptance Deadline, Transfer all (but not less than all) of the ROFR Shares, on terms no more favorable to such transferee than those set forth in the ROFR Notice. After the expiration of such 60 day period, the ROFR Transferor may not Transfer any of the ROFR Shares described in the ROFR Notice without complying again with the provisions of this Agreement if and to the extent then applicable.

(f) If a Non-SCF Holder makes an Involuntary Transfer of Capital Stock, such Non-SCF Holder (or such Person’s legal representative, executor or transferee, as the case may be) shall promptly notify the Company and SCF in writing of such Involuntary Transfer. Such notice shall constitute a ROFR Notice and the Involuntary Transfer shall be treated as a Transfer for purposes of this Section 2.3, and the provisions provided therein shall apply to such Involuntary Transfer as if it were a Transfer; provided that the price at which the Company or SCF, as applicable, shall be entitled to acquire such securities shall be equal to the Fair Market Value of such securities at the time of such Involuntary Transfer. If such Non-SCF Holder (or such Person’s legal representative, executor or transferee, as the case may be) fails to promptly

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give the required notice of such Involuntary Transfer and if SCF or the Company nevertheless becomes aware of such Involuntary Transfer, the Company shall be entitled, and SCF shall be entitled to request the Company, to give notice to the applicable transferee of its election to acquire such securities at any time after it becomes aware of such Involuntary Transfer at a price equal to the Fair Market Value of such securities at the time of such Involuntary Transfer.

2.4 Tag-Along Provisions.

(a) Subject to Section 2.6, any Transfer for value by SCF of Common Stock prior to an Initial Public Offering shall be subject to this Section 2.4 other than (i) any Transfer of shares of Common Stock that does not in the aggregate, when added to all other Transfers by SCF exempted from this Section 2.4 pursuant to this clause (i) since the date of this Agreement, represent more than 2% of the Fully-Diluted Common Stock as of the date of this Agreement (appropriately adjusted to give effect to any stock splits, stock dividends, combinations or reclassifications of the Common Stock), (ii) any Transfer pursuant to clause (e) of Section 2.2, (iii) any Transfer governed by the provisions of Section 2.5 or (iv) any Transfer in an Initial Public Offering (where the Non-SCF Shareholders are also entitled to Transfer shares of Common Stock in such Initial Public Offering on a pro rata basis in accordance with Section 3(a) of the Registration Rights Agreement). For purposes of this Section 2.4, the term “Common Stock” shall not include any Restricted Stock.

(b) In connection with any proposed Transfer that is subject to this Section 2.4, SCF shall give written notice to the Company, and the Company shall promptly give written notice to each other Stockholder (the “Tag-Along Notice”) at least 15 Business Days prior to any proposed Transfer that is subject to this Section 2.4. The Tag-Along Notice shall specify the proposed transferee, whether such proposed transferee is willing to purchase Common Stock then held by the Non-SCF Holders and, if so, the maximum number of shares of Common Stock such proposed transferee is willing to purchase from such Non-SCF Holders, the number of shares of Common Stock to be Transferred by SCF to such proposed transferee, the amount and type of consideration to be received therefor, the place and date on which the Transfer is expected to be consummated and the terms of the proposed Transfer. The Tag-Along Notice shall include an offer (the “Participation Offer”) by SCF to include in the proposed Transfer on the terms described in paragraph (d) below a number of shares of Common Stock (other than Restricted Stock) designated by any Non-SCF Holders, not to exceed, in respect of any such Non-SCF Holder, the product of (i) the sum of the aggregate number of shares of Common Stock to be sold by SCF to the proposed transferee plus the maximum number of shares of Common Stock such proposed transferee is willing to purchase from Non-SCF Holders and (ii) a fraction with a numerator equal to the number of shares of Common Stock held by such Non-SCF Holder and a denominator equal to the number of shares of Common Stock held by SCF and all Non-SCF Holders that elect to Transfer shares pursuant to this Section 2.4.

(c) Notwithstanding anything to the contrary herein, if the consideration proposed to be received by SCF includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, if required by the issuer of any such securities, only Non-SCF Holders that are

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then Accredited Investors may accept the Participation Offer and Transfer shares of Common Stock pursuant to this Section 2.4, unless otherwise agreed to by such issuer; provided, however, that each Stockholder that is not then an Accredited Investor shall be entitled to Transfer to the Company such number of shares of Common Stock that such Stockholder would have been entitled to Transfer pursuant to this Section 2.4 had such Stockholder been an Accredited Investor, and such Stockholder shall be entitled to receive from the Company an equivalent value (as determined in good faith by the Board) in cash to what such Stockholder would have received pursuant to this Section 2.4, subject to any restrictions imposed upon the Company or to which the Company is subject by any agreement to which the Company or any of its subsidiaries is a party or by applicable Law (subject to the limitations set forth in Section 2.4(f)).

(d) Except as set forth in Sections 2.4(c) and 2.4(e), the per share consideration to be received for any shares of Common Stock included in a proposed Transfer pursuant to this Section 2.4 shall be equivalent in all material respects to the per share consideration to be received by SCF as set forth in the Participation Offer. Each Non-SCF Holder who wishes to include shares of Common Stock in the proposed Transfer in accordance with the terms set forth in the Participation Offer shall so elect and notify SCF not more than 10 Business Days after the date of the Tag-Along Notice of such election, failing which such Non-SCF Holder shall not be entitled to participate in the proposed Transfer and shall be deemed to have waived such Non-SCF Holder’s right to participate. The election of each Non-SCF Holder to so participate in the Participation Offer shall be irrevocable, and, to the extent such election is accepted, such Non-SCF Holder shall be bound and obligated to sell in the proposed sale on the terms and conditions set forth in this Section 2.4.

(e) The Participation Offer shall be conditioned upon SCF’s Transfer of shares of Common Stock pursuant to the transactions contemplated in the Tag-Along Notice with the transferee named therein. If any Non-SCF Holders have accepted the Participation Offer, SCF shall reduce to the extent necessary the number of shares of Common Stock it otherwise would have Transferred in the proposed Transfer so as to permit Non-SCF Holders who have accepted the Participation Offer to sell the number of shares that they are entitled to sell under this Section 2.4, and SCF and such Non-SCF Holders shall sell the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale as set forth in the Tag-Along Notice; provided, however, that if the proposed transferee deals solely with SCF and refuses to purchase from the Non-SCF Holders who have accepted the Participation Offer with respect to the number of shares that they are entitled to sell under this Section 2.4, then (i) SCF shall be entitled to sell up to the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale as set forth in the Tag-Along Notice and (ii) SCF shall then purchase from such Non-SCF Holders who have accepted the Participation Offer, on the terms set forth in the Tag-Along Notice, up to the number of shares that they would have been entitled to sell under this Section 2.4 had the proposed transferee purchased such shares directly from such Non-SCF Holders in accordance with the terms of this Section 2.4. Any Non-SCF Holder who participates in a Transfer under this Section 2.4 shall not be liable for any transaction costs associated with such a Transfer other than the legal costs incurred by that Non-SCF Holder and, if SCF is obligated to pay selling commissions, then a pro-rata portion of such selling commissions.

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(f) Each Non-SCF Holder who Transfers shares of Common Stock pursuant to this Section 2.4 shall not be required to make any representations or warranties for which such Non-SCF Holder would have personal liability in connection with such Transfer other than representations and warranties as to (and SCF and each such Stockholder shall execute an agreement for the benefit of the proposed transferee providing for representations and warranties as to) (i) such Non-SCF Holder’s ownership of the shares of Common Stock to be Transferred free and clear of all liens, claims and other encumbrances other than those arising under this Agreement, the Certificate of Incorporation or the Bylaws, (ii) such Non-SCF Holder’s power and authority to effect such Transfer and (iii) such matters pertaining to compliance with securities Laws by the Non-SCF Holder as are relevant to determining whether an exemption from registration is available in connection with such Transfer; provided, however, for the avoidance of doubt the parties acknowledge that the consideration to be received by SCF and such Non-SCF Holders may consist of, among other things, an interest in an escrow account, a security or other consideration, the ultimate value of which may be dependent upon, among other things, the accuracy of representations and warranties relating to the Company and its business or the future performance of the Company, and which account, security or other consideration is determined or otherwise allocated or funded, as applicable, on a pro rata basis among SCF and each Non-SCF Holder who participates in a Transfer pursuant to this Section 2.4 based upon the respective number of shares of Common Stock sold by each such Stockholder in such Transfer. Notwithstanding anything contained herein to the contrary, in no event will any Non-SCF Holder be required to enter into any non-competition or similar restrictive covenant in connection with any Transfer of shares of Common Stock pursuant to this Section 2.4 without the prior written consent of such Non-SCF Holder.

(g) The closing of such purchase by the transferee of the Common Stock of the Non-SCF Holders shall be on the same date that the transferee acquires shares of Common Stock from SCF; provided that such Non-SCF Holders have been given 10 days’ advance notice of such closing; provided further, however, that any such closing shall be delayed, to the extent required, until the next succeeding Business Day following the expiration or early termination of any required waiting periods under the HSR Act, if applicable, and the obtaining of all other governmental approvals reasonably deemed necessary by a party to the Transfer.

(h) Each Non-SCF Holder who participates in a Transfer pursuant to this Section 2.4 shall promptly perform, whether before or after any such closing, such additional acts (including executing and delivering additional documents, the terms and conditions of which shall be no more burdensome to such Non-SCF Holder than the terms and conditions of the documents executed by SCF in connection with such Transfer) as are reasonably required to effect more fully the transactions contemplated by this Section 2.4.

(i) If no Non-SCF Holder accepts the Participation Offer, SCF may sell not more than the number of shares of Common Stock stated in the Participation Offer to the proposed transferee, at the price and upon terms no more favorable to SCF than the terms stated in the Participation Offer, but only if such Transfer shall be completed within 90 days after the delivery of the Participation Offer and if not so completed then the provisions of this Article 2 shall, to the extent applicable, apply to any future Transfer of such shares by SCF.

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(j) SCF shall have the right to require the Company to reasonably cooperate with a proposed transferee of Common Stock in a prospective transaction pursuant to this Section 2.4 by taking all customary and other actions reasonably requested by SCF or such proposed transferee, including making the Company’s and its subsidiaries’ properties, books and records, and other assets reasonably available for inspection by such proposed transferee and making employees of the Company and its subsidiaries reasonably available for interviews, in each case subject to such confidentiality restrictions or obligations as the Company may reasonably require.

(k) Notwithstanding anything in this Agreement, if a Transfer of Common Stock pursuant to this Section 2.4 is not consummated for whatever reason there shall be no liability on the part of SCF to any of the Non-SCF Holders or any other Person. The decision to effect a Transfer pursuant to this Section 2.4 by SCF is in the sole and absolute discretion of SCF.

2.5 Drag-Along Rights.

(a) Prior to an Initial Public Offering, in connection with any Transfer for value (whether by sale, merger or otherwise) of all of the Capital Stock owned (beneficially or of record) by (i) SCF (provided SCF owns 50% or more of the then outstanding Common Stock at the time of the Transfer) or (ii) any group of Stockholders (which group shall include SCF so long as it then owns 15% or more of the then outstanding Common Stock) that owns 50% or more of the outstanding Common Stock (SCF or such group of Stockholders, the “Dragging Stockholders”), to any Person other than an Affiliate of any of the Dragging Stockholders, the Dragging Stockholders shall have the right to require all of the other Stockholders and Warrantholders (the “Non-Dragging Stockholders”) to sell all, but not less than all, of their Capital Stock on the terms described in this Section 2.5. Notwithstanding the foregoing, if such Person who is the transferee is SCF or an SCF Entity Affiliate, SCF shall be entitled to exercise its rights pursuant to this Section 2.5 only if (A) either (1) a Special Committee created for the purpose of considering and evaluating such Transfer recommends such Transfer be approved by the Board and the Board approves such Transfer or (2) such Transfer is approved by holders of a majority of the outstanding shares of Capital Stock entitled to vote generally for the election of Directors or specifically for such a transaction, in each case owned in the aggregate by the Non-SCF Holders and (B) the Company receives a written opinion from a nationally recognized financial advisor stating that the consideration offered to the Non-SCF Holders in the proposed Transfer is fair to such Non-SCF Holders from a financial point of view. For purposes of this Section 2.5, any Special Committee formed for the purpose of considering and evaluating any such Transfer shall be created through resolutions of the Board, establishing that the Special Committee has all powers, authority and responsibilities of the Board to consider and evaluate whether or not the Company and the Stockholders should participate in such Transfer, to negotiate the terms of such Transfer, and the agreements, plans and other documents necessary to give effect to such Transfer and to consider, evaluate and negotiate any possible alternative transaction to such Transfer. Any such Special Committee shall have the power and authority to select its own professional legal and financial advisors and to have the professional fees of such advisors paid for by the Company.

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(b) In connection with any proposed Transfer subject to this Section 2.5, the Dragging Stockholders shall give written notice to each Non-Dragging Stockholder at least 20 days prior to such Transfer, which notice shall specify the amount of consideration to be received by the Dragging Stockholders for their Capital Stock in connection with such Transfer and the place and date on which the Transfer is expected to be consummated (a “Drag-Along Notice”). The consideration per share or other unit of Capital Stock, as the case may be, to be received by each Non-Dragging Stockholder in a Transfer governed by this Section 2.5 shall be equivalent in all material respects to the consideration per share or unit of Capital Stock, as the case may be, to be received by the Dragging Stockholders as reflected in the Drag-Along Notice (after giving effect to any exercise price required to be paid in connection with any Common Stock Equivalents) (it being understood that the form of the consideration (but not the closing date value) may differ based upon securities Law considerations).

(c) All Non-Dragging Stockholders shall consent to and raise no objections against a Transfer pursuant to this Section 2.5, and if such Transfer is structured as (i) a merger, share exchange or consolidation of the Company, or a Transfer of all or substantially all of the assets of the Company, each Non-Dragging Stockholder shall vote in favor of such Transfer and shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, share exchange, consolidation or asset sale, or (ii) a Transfer of all of the Capital Stock, the Non-Dragging Stockholders shall agree to sell all of their Capital Stock on the terms and conditions of such Transfer. The Non-Dragging Stockholders shall promptly take all necessary and desirable actions in connection with the consummation of a Transfer pursuant to this Section 2.5, including using their respective reasonable efforts to obtain consents or approvals of the Board to such Transfer. In connection with a Transfer pursuant to this Section 2.5, the Non-Dragging Stockholders shall not be required to make any representations or warranties for which such Stockholder would have personal liability in connection with such Transfer other than representations and warranties as to (and each Non-Dragging Stockholder shall execute an agreement for the benefit of the proposed transferee providing for representations and warranties as to) (A) such Non-Dragging Stockholder’s ownership of the shares of Capital Stock to be Transferred free and clear of all liens, claims and encumbrances other than those arising under this Agreement, the Certificate of Incorporation or the Bylaws, (B) such Non-Dragging Stockholder’s power and authority to effect such Transfer and (C) such matters pertaining to compliance with applicable Law (including securities Laws) as are relevant to determining whether an exemption from registration is available in connection with such Transfer; provided, however, for the avoidance of doubt the parties acknowledge that the consideration to be received by the Dragging Stockholders and the Non-Dragging Stockholders may consist of, among other things, an interest in an escrow account, a security or other consideration, the ultimate value of which may be dependent upon, among other things, the accuracy of representations and warranties relating to the Company and its business or the future performance of the Company and which account, security or other consideration is determined or otherwise allocated or funded, as applicable, on a pro rata basis among the Dragging Stockholders and Non-Dragging Stockholders based upon their respective Capital Stock ownership. Notwithstanding anything contained herein to the contrary, in no event will any Non-Dragging Stockholder be required to enter into any non-competition or similar restrictive covenant in connection with any Transfer of shares of Common Stock pursuant to this Section 2.5 without the prior written consent of such Non-Dragging Stockholder.

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(d) The closing of such purchase of the Capital Stock of the Non-Dragging Stockholders shall be on the same date that the transferee acquires securities from the Dragging Stockholders (it being acknowledged that (i) in no event shall the Dragging Stockholders be obligated to Transfer any securities and (ii) the Non-Dragging Stockholders shall not be obligated to Transfer any securities unless and until the Dragging Stockholders Transfer securities hereunder), provided that such Non-Dragging Stockholders have been given 20 days’ advance notice of such closing; provided further, however, that any such closing shall be delayed, to the extent required, until the next succeeding Business Day following the expiration or early termination of any required waiting periods under the HSR Act, if applicable, and the obtaining of all other governmental and third party approvals reasonably deemed necessary by a party to such Transfer.

(e) If the Dragging Stockholders enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an Accredited Investor (after giving consideration to the purchase price per share of Capital Stock to be received by the Stockholders in the Transfer subject to this Section 2.5) will, at the request and election of the Dragging Stockholders, either (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Dragging Stockholders or (ii) agree to accept cash in lieu of any securities such Stockholder would otherwise receive in an amount equal to the Fair Market Value of such securities as determined in good faith by the Board.

(f) The Dragging Stockholders shall have the right to require the Company to reasonably cooperate with a proposed transferee in a prospective transaction pursuant to this Section 2.5 by taking all customary and other actions reasonably requested by such Persons or such proposed transferee, including making the Company’s and its subsidiaries’ properties, books and records, and other assets reasonably available for inspection by such proposed transferee and making the employees of the Company and its subsidiaries reasonably available for interviews, in each case subject to such confidentiality restrictions or obligations as the Company may reasonably require.

(g) In connection with a Transfer pursuant to this Section 2.5, each Non-Dragging Stockholder shall promptly perform, whether before or after any such closing, such additional acts (including executing and delivering additional documents, the terms and conditions of which shall be no more burdensome to such Non-Dragging Stockholder than the terms and conditions of the documents executed by the Dragging Stockholders in connection with such Transfer) as are reasonably required to effect more fully the transactions contemplated by this Section 2.5.

(h) Notwithstanding anything in this Agreement to the contrary, if a Transfer of Capital Stock pursuant to this Section 2.5 is not consummated for whatever reason there shall

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be no liability on the part of SCF or any other Dragging Stockholder to the holders of Capital Stock or any other Person. The decision to effect a Transfer pursuant to this Section 2.5 by SCF or any other Dragging Stockholder is in the sole and absolute discretion of SCF or such other Dragging Stockholder.

2.6 Certain Limitations on Rights of First Refusal and Tag-Along.

Notwithstanding anything to the contrary in this Article 2:

(a) if SCF owns 15% or more of the outstanding Common Stock at the time it proposes to Transfer any Common Stock to a third Person (other than a Transfer that is subject to Section 2.5), then such Transfer of Common Stock shall be subject to Section 2.4 and not the provisions of Section 2.3;

(b) if SCF owns less than 15% of the outstanding Common Stock at the time it proposes to Transfer any Capital Stock to a third Person (other than a Transfer that is subject to Section 2.5), then such Transfer of Capital Stock shall be subject to Section 2.3 and not the provisions of Section 2.4; and

(c) in the event that any Transfer of Common Stock by SCF is subject to Section 2.3 pursuant to Section 2.6(b) above, then the purchase right for the benefit of SCF pursuant to Section 2.3(b)(ii) shall not apply to such Transfer. For purposes of the foregoing clauses (a) and (b), “third Person” refers to a Person other than an Affiliate of SCF.

2.7 Conditions to Permitted Transfers; Continued Applicability of Agreement.

(a) As a condition to any Transfer permitted under this Agreement (other than a Transfer pursuant to Section 2.5), any transferee (including any transferee pursuant to an Involuntary Transfer) of Capital Stock shall be required, as a condition to closing any Transfer transaction, to become a party to this Agreement, by executing (together with such Person’s Spouse, if applicable) an Adoption Agreement in substantially the form of Exhibit A to this Agreement (the “Adoption Agreement”) and shall be deemed to be a Stockholder, Warrantholder, or holder of other applicable type of Capital Stock, as the case may be, for all purposes under this Agreement. If any Person acquires Capital Stock from a Stockholder, Warrantholder or holder of other applicable type of Capital Stock in such a Transfer, notwithstanding such Person’s failure to execute an Adoption Agreement in accordance with the preceding sentence (whether such Transfer resulted by operation of Law or otherwise), such Person and such shares of Capital Stock shall nevertheless be subject to this Agreement.

(b) As a condition to any Transfer by a Non-SCF Holder permitted under this Agreement, any transferee of Capital Stock held by such Non-SCF Holder shall be required to acknowledge and agree in writing that such shares of Capital Stock will be subject to the Company’s right of offset, if any, under the agreement pursuant to which such Non-SCF Holder acquired such Capital Stock in the event that the Company becomes entitled to indemnification from such Non-SCF Holder in accordance with the terms of such agreement.

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(c) The Stockholders hereby acknowledge and agree that any Person that acquires shares of Common Stock pursuant to the exercise of options under the Incentive Plan or acquires shares of Common Stock pursuant to a restricted stock grant under the Incentive Plan shall be required to become a party to, and that such shares shall be subject to, this Agreement by executing (together with such Person’s Spouse, if applicable) an Adoption Agreement, and shall be entitled and subject to all of the rights and obligations of a Stockholder hereunder. The Company shall only issue and transfer options to acquire Common Stock to Persons who agree to become a party to this Agreement by executing (together with such Person’s Spouse, if applicable) an Adoption Agreement.

(d) The Stockholders and Warrantholders hereby acknowledge and agree that (i) the Company may from time to time issue additional shares of Capital Stock to SCF, other Non-SCF Holders or Persons who are not then Stockholders, (ii) the Company shall require any such recipient of Capital Stock (if such recipient is not then a party to this Agreement) to become a party to, and that such shares shall be subject to, this Agreement by executing (together with such Person’s Spouse, if applicable) an Adoption Agreement and (iii) such recipient shall thereafter be entitled and subject to all of the rights and obligations of a Stockholder hereunder.

(e) No shares of Capital Stock may be Transferred by a Person (other than pursuant to an effective registration statement under the Securities Act) unless such Person first delivers to the Company an opinion of counsel, if requested by the Company, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act, unless the Company waives the right to receive such opinion.

2.8 Preemptive Rights.

(a) If the Company issues, other than in an Excluded Issuance, any Capital Stock (collectively, the “New Securities”) to a proposed purchaser (including SCF) (the “Proposed Purchaser”) on or before the completion of an Initial Public Offering, each Eligible Purchaser shall have the right to purchase the number of New Securities as provided in this Section 2.8. “Excluded Issuance” means the issuance of Capital Stock: (i) to employees, directors, consultants or other service providers of the Company or its Affiliates pursuant to the Incentive Plan or any other incentive equity plan or compensation arrangement, in each case that has been approved by the Board or Capital Stock issued in settlement of any of the foregoing awards; (ii) to any Person as consideration in any acquisition or other strategic transaction (such as a joint venture, marketing or distribution arrangement, or technology transfer or development arrangement) approved by the Board; (iii) in connection with any stock split, stock dividend or similar recapitalization of the Company or the Company’s Capital Stock; (iv) in an Initial Public Offering or any subsequent underwritten public offering pursuant to a registration statement filed under the Securities Act; (v) in connection with a marketed private capital raise pursuant to Rule 144A (or any similar provisions then in effect) that is not registered under the Securities Act; (vi) upon the exercise of any options, warrants or other rights to acquire such Capital Stock that have been issued prior to the date of this Agreement or are issued after the date of this Agreement as part of an issuance of New Securities made in compliance with this Section 2.8; or (vii) to a Requesting Purchaser pursuant to this Section 2.8.

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(b) Subject to Section 2.8(d), the Company shall give each Eligible Purchaser at least 15 Business Days’ prior notice (the “First Notice”) of any proposed issuance of New Securities that is not an Excluded Issuance, which notice shall set forth in reasonable detail the proposed terms and conditions of such issuance and shall offer to each Eligible Purchaser the opportunity to purchase its Pro Rata Share (which Pro Rata Share shall be calculated as of the date of such notice) of the New Securities at the same price, on the same terms and conditions as the New Securities are proposed to be issued by the Company to the Proposed Purchaser; provided that if the New Securities include options, warrants or other rights to acquire Capital Stock, the terms of such New Securities that are issued to the Eligible Purchasers and Proposed Purchaser may differ so long as the differing terms do not relate to the economic rights of such New Securities, or the Capital Stock underlying such New Securities, and are not more burdensome to the Eligible Purchasers relative to the Proposed Purchaser. If any Eligible Purchaser wishes to exercise its preemptive rights, it must do so by delivering an irrevocable written notice to the Company within 15 Business Days after delivery by the Company of the First Notice (the “Election Period”), which notice shall state the dollar amount of New Securities such Eligible Purchaser (each a “Requesting Purchaser”) elects to purchase up to a maximum amount equal to such Eligible Purchaser’s Pro Rata Share of the total offering amount plus the additional dollar amount of New Securities such Requesting Purchaser elects to purchase in excess of its Pro Rata Share (the “Over-Allotment Amount”), if other Eligible Purchasers do not elect to purchase their full Pro Rata Share of the New Securities. The rights of each Requesting Purchaser to purchase a dollar amount of New Securities in excess of each such Requesting Purchaser’s Pro Rata Share of the New Securities shall be allocated based on the relative Pro Rata Shares of those Requesting Purchasers desiring Over-Allotment Amounts.

(c) If less than all of the New Securities are subscribed for by the Eligible Purchasers, the Company shall have the right, but not the obligation, to issue and sell the unsubscribed portion of the New Securities to the Proposed Purchaser or any other Person at any time during the 90 days following the termination of the Election Period pursuant to the terms and conditions set forth in the First Notice. The Board may impose such other reasonable and customary terms and procedures such as setting a closing date (subject to the required notice), rounding the number of securities of any class or type of Capital Stock covered by this Section 2.8 to the nearest whole security and requiring customary closing deliveries in connection with any preemptive rights offering subject to this Section 2.8. In the event any Eligible Purchaser refuses to consummate the purchase of any New Securities for which such Eligible Purchaser has subscribed pursuant to the exercise of preemptive rights granted thereto under this Section 2.8, in addition to any other rights the Company may have at law or in equity, such Eligible Purchaser and any transferees of such Eligible Purchaser shall not be considered an Eligible Purchaser for any future rights granted under this Section 2.8 unless the Board expressly designates such Person as an Eligible Purchaser (which the Board, in its sole discretion, may do on an offer-by-offer basis or not at all).

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(d) Notwithstanding anything to the contrary in this Agreement, the Company may, in order to expedite the issuance of the New Securities under this Agreement, issue all or a portion of such New Securities to any Proposed Purchaser approved by the Board, including SCF, without complying with Sections 2.8(a)-(c); provided, however, that, prior to such issuance, either (i) such Proposed Purchaser agrees to offer to sell to each Eligible Purchaser such Eligible Purchaser’s respective Pro Rata Share of such New Securities (before giving effect to the issuance of New Securities pursuant to this Section 2.8(d)) on the same terms and conditions as issued to such Proposed Purchaser (other than the date any such Eligible Purchaser may acquire such New Securities) in a manner which provides each such Eligible Purchaser with rights substantially similar to the rights set forth in Sections 2.8(a)-(c) or (ii) the Company shall agree to offer to sell an amount of New Securities to each such Eligible Purchaser in an amount and manner which provides each such Eligible Purchaser with rights substantially similar to the rights set forth in Sections 2.8(a)-(c). Any such Proposed Purchaser or the Company, as applicable, shall offer, in writing, to sell such New Securities to each Eligible Purchaser within 120 days of the issuance of such New Securities to such Proposed Purchaser and each Eligible Purchaser will have 15 Business Days after delivery of such a written offer to such Eligible Purchaser to deliver an irrevocable written notice to such Proposed Purchaser or the Company, as applicable, which notice shall state the amount of such New Securities that such Eligible Purchaser would like to purchase up to the maximum dollar amount equal to such Eligible Person’s Pro Rata Share of the total offering amount, plus any desired Over-Allotment Amount, if other Eligible Purchasers do not elect to purchase their full Pro Rata Share of the New Securities. The rights of each Requesting Purchaser to purchase Over-Allotment Amounts shall be allocated in the same manner as described in Section 2.8(b).

ARTICLE 3

REGISTRATION OF STOCK

3.1 Registration Rights. The Company hereby grants to each Stockholder and Warrantholder registration rights with respect to Common Stock set forth in Exhibit B hereto (the “Registration Rights Agreement”), and such Exhibit B is incorporated herein by reference.

ARTICLE 4

OTHER MATTERS

4.1 Corporate Opportunity Matters. In accordance with Section 122, paragraph (17) of the DGCL, for so long as SCF holds any Capital Stock, the Company hereby renounces any interest or expectancy in, or any interest or expectancy of the Company being offered an opportunity to participate in, any business opportunity of a type that is similar to or related to any business activity that is conducted or may be conducted by the Company and in which SCF or any of its officers, directors, partners or Affiliates, or any person acting on SCF’s behalf as a director or manager of any Person, including the Company (each, an “SCF Person”), or any other Person that may be deemed to be Controlled by any SCF Person or SCF Persons, participates or desires or seeks to participate, other than (a) any business opportunity that is brought to the attention of an SCF Person solely in such SCF Person’s capacity as a director or officer of the Company and with respect to which no other SCF Person independently receives

NINE ENERGY SERVICE, INC.

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

notice or otherwise identifies such opportunity and (b) any business opportunity that is identified by an SCF Person solely through the disclosure of information by or on behalf of the Company. The Company shall not be prohibited from pursuing any business opportunity with respect to which it has renounced any interest or expectancy as a result of this Section 4.1. In addition, the Company shall not amend, modify or revoke the provisions set forth in Article Tenth of the Certificate of Incorporation at any time while SCF holds Capital Stock. Each Stockholder hereby agrees to take all actions necessary or desirable to effect the foregoing sentence, including voting for or consenting to, or voting against or refusing to consent to, amendments to the Certificate of Incorporation (whether effected by merger, consolidation or otherwise) in order to give effect to this Section 4.1.

4.2 Composition of Board; VCOC Management Rights; Board Representation.

(a) The Stockholders and the Company agree to take all action within their respective power, including, but not limited to, the voting of all Capital Stock entitled to vote, whether at a regular or special meeting of the stockholders of the Company or by the execution of written consents in lieu of such meetings, as shall be required to cause the Board to (i) include at least two members designated by SCF (collectively, the “SCF Designees”) to the extent SCF continues to beneficially own (directly or indirectly) at least 20% of the outstanding shares of Common Stock and requests that such designee be elected to the Board, (ii) include at least one SCF Designee to the extent SCF continues to beneficially own (directly or indirectly) any outstanding shares of Common Stock and requests that such designee be elected to the Board and (iii) if an Initial Public Offering has not occurred following the one year anniversary of this Agreement, at all times prior to an Initial Public Offering, include one member designated by Rock Hill (the “Rock Hill Designee”) to the extent Rock Hill (A) continues to beneficially own (directly or indirectly) at least 25% of the shares of Common Stock beneficially owned, directly or indirectly, by Rock Hill as of the date of this Agreement (after giving effect to the Combination and as adjusted by any stock split, stock dividend or other recapitalization) and (B) requests that such designee be elected to the Board. The rights set forth in this Section 4.2(a) are, in part, intended to satisfy the requirement of contractual management rights for purposes of qualifying the ownership interests of SCF in the Company as venture capital investments for purposes of the Department of Labor’s “plan assets” regulations (the “Contractual Management Rights”), and in the event such rights are not satisfactory for such purpose or are lost by reason of the operation of this Agreement, the Company and SCF shall reasonably cooperate in good faith to agree upon mutually satisfactory Contractual Management Rights which satisfy such regulations. Such Contractual Management Rights are intended to be for the benefit of SCF, and SCF shall be entitled to directly exercise such Contractual Management Rights and shall be entitled to independently enforce the provisions of this Section 4.2. None of the SCF Designees, Rock Hill Designee or any other director who is also an officer of the Company will receive any consideration for serving on the Board prior to an Initial Public Offering. All of the SCF Designees, Rock Hill Designee and any other directors who are also officers of the Company will be entitled to reimbursement for reasonable out-of-pocket costs and expenses in attending meetings of the Board. The Stockholders and the Company agree to take all reasonable action within their respective power, including the voting of all Capital Stock entitled to vote, whether at a regular or special meeting of the stockholders of the Company or by the execution of written

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

consents in lieu of such meetings, as shall be required to cause the Board to at all times following 90 days after the date of this Agreement to include at least two members who are Independent Directors.

(b) Prior to an Initial Public Offering, as long as SCP continues to beneficially own (directly or indirectly) at least 25% of the shares of Common Stock beneficially owned, directly or indirectly, by SCP as of the date of this Agreement (after giving effect to the Combination and as adjusted by any stock split, stock dividend or other recapitalization), SCP shall be entitled to appoint one natural Person to act in the role of an observer to the Board (the “SCP Board Observer”). Prior to the earlier to occur of (i) an Initial Public Offering and (ii) the one year anniversary of this Agreement, as long as Rock Hill continues to beneficially own (directly or indirectly) at least 25% of the shares of Common Stock beneficially owned, directly or indirectly, by Rock Hill as of the date of this Agreement (after giving effect to the Combination and as adjusted by any stock split, stock dividend or other recapitalization), Rock Hill shall be entitled to appoint one natural Person to act in the role of an observer to the Board (the “Rock Hill Observer”) (so long as the Rock Hill Observer acts in such observer role, collectively with the SCP Board Observer, the “Board Observers”). The Board Observers shall be entitled to attend meetings of the Board and to receive information provided to the members of the Board; provided, that: (i) the Board Observers shall not be entitled to vote on any matter submitted to the Board; (ii) the Company may withhold information or materials from the Board Observers and exclude such Board Observers from any meeting or portion thereof if access to such information or materials or attendance at such meeting would adversely affect the attorney-client or work product privilege between the Company and its counsel or result in a conflict of interest; (iii) SCP’s right to appoint a Board Observer shall terminate if SCP has, directly or indirectly through any of its Affiliates, made an investment in any Person that conducts any business of a type that is similar to or related to any business activity that is conducted by the Company and (iv) a Board Observer shall, as a condition to being entitled to attend meetings of the Board or receive information or materials, if requested by the Board, be required to enter into a confidentiality agreement with the Company in such form as may be reasonably required by the Board, requiring such Board Observer to maintain all materials and information in confidence and not divulge such materials or information (other than to the Stockholder appointing such Board Observer) to the same extent that Confidential Information is required to be maintained in confidence and not divulged by a Stockholder pursuant to Section 4.4 of this Agreement.

(c) Notwithstanding anything herein to the contrary, the Board shall have the right to exclude the Rock Hill Designee as well as any Board Observer from any meeting of the Board or any portion thereof if a majority of the members of the Board (excluding the Rock Hill Designee, if applicable) determine that the presence of such Rock Hill Designee or Board Observer could give rise to a conflict of interest.

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

4.3 Financial Statements. The Company covenants that, until the consummation of an Initial Public Offering, it will deliver the following to any Stockholder, upon receipt of a written request addressed to the Secretary of the Company, as soon as the following are completed and available:

(a) consolidated statements of income, changes in stockholders’ equity and changes in the financial position of the Company for the most recently completed fiscal year, and a consolidated balance sheet of the Company as at the end of such most recently completed fiscal year, in each case audited for the Company by independent public accountants of recognized national standing selected by the Company, whose report shall state that such consolidated financial statements present fairly in all material respects the results of operations, cash flows and financial position of the Company in accordance with GAAP on a basis consistent with prior periods except as noted therein and that the examination by such accountants has been made in accordance with generally accepted auditing standards; and

(b) consolidated statements of income, changes in stockholders’ equity and changes in the financial position of the Company for the most recently completed quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company as at the end of such quarterly period, all unaudited but prepared in accordance with GAAP on a basis consistent with past practice.

4.4 Confidentiality. Each Stockholder agrees that any information obtained by such Stockholder pursuant to Section 4.3 as well as any other Confidential Information obtained by such Stockholder from the Company shall be maintained in confidence and shall not be divulged by such Stockholder or any of its Affiliates to any party unless the Company agrees to such disclosure or unless required by Law, including applicable securities Laws and regulations; provided that, before such Stockholder or any of its Affiliates discloses any of the foregoing as may be required by Law, such Person shall give the Company reasonable advance notice and take such reasonable actions as the Company may propose to minimize the required disclosure. In addition, (a) “Confidential Information” shall not, with respect to any Stockholder, include information that: (i) is or becomes generally available to the public other than as a result of disclosure in violation of this Section 4.4; (ii) is or becomes available to such Stockholder from a source other than the Company, any of its Affiliates or subsidiaries or any of their respective representatives, provided that, such source is not known by such Stockholder, after reasonable inquiry, to be bound by a confidentiality agreement or obligation with the Company or any such Affiliate or subsidiary; or (iii) is information that a Stockholder can reasonably demonstrate was independently developed by such Stockholder (other than in such Stockholder’s capacity as a director, employee, consultant or other service provider to the Company or its Affiliates or subsidiaries) without the use of any such information received under this Agreement and (b) a Stockholder may disclose Confidential Information: (i) to Persons to which such Stockholder is contemplating a Transfer of such Stockholder’s Capital Stock; provided that such Transfer would not be in violation of this Agreement or the Certificate of Incorporation or Bylaws and such Person agrees to be bound by the provisions of this Section 4.4 or (ii) to such Stockholder’s Affiliates, representatives, accountants, lawyers and other advisors who have a need to know such information in the normal course of the performance of their duties for such Stockholder; provided that such Stockholder shall be responsible for any such Person’s breach of the provisions of this Section 4.4.

NINE ENERGY SERVICE, INC.

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

ARTICLE 5

MISCELLANEOUS

5.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made (a) when delivered if delivered in person or sent by nationally recognized overnight or second day courier service, (b) upon transmission by fax if transmission is confirmed, or (c) three Business Days after deposit with a United States post office, five Business Days after deposit with a United States post office in the case of notice to any party with an address outside of the United States, or five Business Days after deposit with a post office outside of the United States, if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to the Company, addressed to:

Nine Energy Service, Inc.

16945 Northchase Drive

Suite 1600

Houston, Texas 77060

Attention: Chief Executive Officer

Facsimile: (281) 605-1318

With a copy (which shall not constitute notice) to:

SCF Partners

600 Travis Street, Suite 6600

Houston, Texas 77002

Attention: Anthony F. Deluca

Facsimile: (713) 227-7850

if to a Stockholder or Warrantholder, addressed to such Person at the address for notice set forth opposite such Person’s name on Annex I,

or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others in accordance with this Section 5.1.

5.2 Amendment or Restatement. This Agreement may be amended or restated only by a written instrument adopted, executed and agreed to by the Company and SCF and, if the amendment adversely affects the rights of the Non-SCF Holders, the holders of a majority of the outstanding shares of Capital Stock entitled to vote generally for the election of directors or specifically for such amendment, owned in the aggregate by the Non-SCF Holders; provided, however, that any amendment that imposes additional obligations on a party hereto shall require the consent of such party; provided further that Annex I hereto may be amended from time to time by the Company to reflect the ownership of the Capital Stock, and Exhibit B hereto may be amended in accordance with the terms of Section 12 thereof. In the event the Company is a

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

party to a merger, consolidation or combination with another Person in which the Company is not the surviving entity (or survives as a subsidiary of another Person) and the Common Stock is converted or exchanged for common stock (or equivalent interests) of such other Person and this Agreement is not terminated pursuant to Section 5.8, all references in this Agreement to (a) “Common Stock” shall be deemed to mean common stock (or equivalent interests) of such other Person, (b) “Capital Stock” shall be deemed to mean the capital stock of such other Person and (c) “Company” shall mean such other Person. The terms of this Section 5.2 shall apply to all provisions of this Agreement other than the Registration Rights Agreement set forth on Exhibit B hereto.

5.3 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding upon and inures to the benefit of the Stockholders and Warrantholders and their respective heirs, legal representatives, successors and assigns.

5.4 Governing Law. This agreement is governed by and shall be construed in accordance with the law of the State of Delaware without regard to the principles of conflicts of law thereof.

5.5 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by Law. Furthermore, in lieu of each such invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid and enforceable, including by reference to any applicable provision of the Former Agreement applicable to any Stockholder to the extent any provision of this Agreement is determined to be invalid or unenforceable as a result of any failure to obtain the approval of such Stockholder of any amendment and restatement of such Former Agreement with respect to such provision.

5.6 Legends. (a) Each certificate for Common Stock shall include legends in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, IS AVAILABLE.

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF THE COMPANY AND SET FORTH IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS OF THE COMPANY, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

In addition to the foregoing, each certificate of Common Stock shall include such additional legends as may be required pursuant to the terms of any agreement that may be applicable to such shares of Common Stock.

(a) Each certificate for Warrants shall include legends in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, IS AVAILABLE.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF THE COMPANY AND SET FORTH IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE SECOND AMENDED AND RESTATED BYLAWS OF THE COMPANY, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

(b) A restriction on transfer of shares set forth in such legends (a “Restriction”) shall cease and terminate as to any particular shares when, in the opinion of the Company and counsel reasonably satisfactory to the Company, such Restriction is no longer required. Whenever such Restriction shall cease and terminate as to any shares, the holder thereof shall be entitled to receive from the Company, without expense to such holder, new certificate(s) not bearing a legend stating such Restriction.

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

5.7 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

5.8 Termination. This Agreement (other than Sections 1.1 and 1.2, Article 3, Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.7, 5.8, 5.9, 5.11, 5.13 and 5.14 and Exhibit B) shall terminate, and shall have no further force or effect, upon the consummation of (a) an Initial Public Offering, (b) the Company’s merger, combination or consolidation with a Qualified Public Company or a subsidiary of a Qualified Public Company, as long as the Stockholders receive solely cash and/or common stock (or an equivalent interest) of such Qualified Public Company in respect of their Common Stock, (c) the Company’s merger, combination or consolidation with another Person if holders of Common Stock receive solely cash in respect of their Common Stock in such merger, combination or consolidation or (d) the consummation of a transaction pursuant to Section 2.5 or the Company’s merger, combination or consolidation with another Person in which, in any such case, holders of Capital Stock receive solely cash in respect of their Capital Stock in such transaction, merger, combination or consolidation, this Agreement shall in any such circumstance terminate in its entirety. The Stockholders and Warrantholders acknowledge and agree that following the termination of this Agreement pursuant to the previous sentence (other than pursuant to the proviso thereof), the Company may amend and restate this Agreement to be a stand-alone agreement of the Company, which shall include the substantive provisions of Sections 1.1 and 1.2, Article 3, Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.7, 5.8, 5.9, 5.11, 5.13 and 5.14 and Exhibit B, without any further action or approval by the Stockholders or Warrantholders and such Registration Rights Agreement shall continue in full force and effect until terminated or amended pursuant to its terms. This Agreement shall continue in full force and effect until terminated pursuant to the previous sentence or otherwise amended pursuant to Section 5.2 of this Agreement.

5.9 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

5.10 Entire Agreement. This Agreement, including any Annexes, Exhibits, Schedules or other attachments hereto, and the agreements referred to herein, contain the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

5.11 Cumulative Rights. The rights of the Stockholders, Warrantholders and the Company under this Agreement are cumulative and in addition to all similar and other rights of such parties under other agreements.

5.12 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

successors and assigns of the Stockholders, the Warrantholders and the Company. No such assignment shall relieve the assignor from any liability hereunder. Any purported assignment made in violation of this Section 5.12 shall be void and of no force and effect.

5.13 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Stockholder and Warrantholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

5.14 Spouses. Each reference herein to the shares of Capital Stock owned by a Stockholder, Warrants owned by a Warrantholder or any other Capital Stock owned by the holder thereof, includes any community property interest of such Stockholder’s, Warrantholder’s or other holder’s spouse (if any) (each, a “Spouse”) in such Capital Stock. Each Spouse is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any community property interest such Spouse may now or hereafter own. Each Spouse agrees that the termination of his or her marital relationship with a Stockholder, Warrantholder or other holder for any reason shall not have the effect of removing any shares of Capital Stock otherwise subject to this Agreement from its coverage. Each Spouse’s awareness, understanding, consent and agreement are evidenced by the execution of this Agreement by such Spouse. In addition, each Spouse hereby acknowledges that the Company and the Stockholders and Warrantholders may desire to amend this Agreement from time to time, and such Spouse hereby appoints his or her Spouse as his or her true and lawful proxy and attorney, with full power of substitution to enter into any such amendment to this Agreement. Such proxy is irrevocable and will survive the death, incompetency, and disability of such Spouse, provided that upon termination of this Agreement, the above authorized proxy shall become null and void. Each such Spouse agrees, for such Spouse and such Spouse’s heirs, executors, administrators, guardians and other personal representatives, to offer for sale all shares of Capital Stock now owned or hereafter acquired by such Spouse upon the happening of the events and on the terms and conditions set forth in this Agreement.

5.15 No SCF Agreement. After the date hereof, neither SCF nor any of its Affiliates shall enter into any management, financial advisory or other agreement with the Company or its subsidiaries without the consent or approval of at least a majority of the directors of the Board, excluding for this purpose the SCF Designees.

5.16 Matters Relating to Former Agreements and Original Agreement.

(a) The Original Agreement is hereby amended and restated by this Agreement. The Former Agreement of the Beckman Stockholders and the Investor Agreement, dated as of August 29, 2014, by and among Big Lake, Beckman and SCF-VII, L.P, a Delaware limited partnership (the “Investor Agreement”), are each hereby terminated. Each Beckman Stockholder hereby waives any and all requirements contained in the Former Agreement and the Investor Agreement, and each Stockholder of the Company immediately prior to the Combination hereby waives any and all requirements contained in the Original Agreement, which may restrict or limit the rights of any Beckman Stockholder or Stockholder of the

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

Company immediately prior to the Combination to amend and restate the Former Agreement or the Original Agreement, respectively, in accordance with this Section 5.16, including any applicable notice rights.

(b) Each Beckman Stockholder and each Stockholder of the Company immediately prior to the Combination hereby waives (on behalf of themselves and their Affiliates) any right that would interfere with the consummation of the transactions contemplated by the Combination, including all such rights arising under the Former Agreement, the Investor Agreement or the Original Agreement.

[Signature pages follow.]

NINE ENERGY SERVICE, INC.

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

COMPANY:

NINE ENERGY SERVICE, INC.

By:	/s/ Ann G. Fox
Name:	Ann G. Fox
Title:	President and Chief Executive Officer

STOCKHOLDERS:

By power of attorney on behalf of the Stockholders identified by an “*” on Annex I

By:	/s/ Anthony F. DeLuca
Name:	Anthony F. DeLuca
Title:	Attorney in Fact

Signature Page to

Second Amended and Restated

Stockholders Agreement of Nine Energy Service, Inc.

ANNEX I

STOCKHOLDERS; WARRANTHOLDERS; SHARES OF CAPITAL STOCK; ADDRESSES

[Available upon request at the registered office of Nine Energy Service, Inc.]

NINE ENERGY SERVICE, INC.

ANNEX I TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

ANNEX I-1

EXHIBIT A

FORM OF ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Second Amended and Restated Stockholders Agreement of Nine Energy Service, Inc., a Delaware corporation (the “Company”), dated as of [●], 2017 as amended from time to time (the “Stockholders Agreement”), a copy of which is attached hereto. By the execution of this Adoption Agreement,                      (“Transferee”) [and his or her spouse] agree[s] as follows:

1. Acknowledgment. Transferee acknowledges that Transferee is acquiring certain [shares of Common Stock] [Warrants] from the Company or a [Stockholder] [Warrantholder] of the Company, subject to the terms and conditions of the Stockholders Agreement. Capitalized terms used herein without definition are defined in the Stockholders Agreement and are used herein with the same meanings set forth therein.

2. Agreement. Transferee [and his or her spouse] (a) agree[s] that the [shares of Common Stock] [Warrants] acquired by Transferee shall be bound by and subject to the terms of the Stockholders Agreement and (b) hereby join[s] in, and agree[s] to be bound by, the Stockholders Agreement with the same force and effect as if such Transferee [and his or her spouse] were originally parties thereto.

3. Notice. Any notice required or permitted by the Stockholders Agreement shall be given to Transferee at the address listed below Transferee’s signature below.

NINE ENERGY SERVICE, INC.

EXHIBIT A TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

A-1

EXECUTED AND DATED on this      day of             ,         .

TRANSFEREE:

By:

[Spouse:

[Name]]

Address for Notice:

Attention:
Facsimile:	( ) -

NINE ENERGY SERVICE, INC.

EXHIBIT A TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

A-2

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

1. Definitions.

In addition to the terms defined elsewhere in this Registration Rights Agreement, when used in this Registration Rights Agreement the following terms shall have the meanings indicated. All other capitalized terms used but not defined in this Registration Rights Agreement shall have the meaning assigned to such term in the Agreement:

“Demand Holder” means SCF and each transferee of SCF Registrable Securities directly or indirectly (in a chain of title) from SCF if such transferee to whom the right to request a Demand Registration under Section 2(a) has been expressly assigned in writing directly or indirectly (in a chain of title) from SCF as permitted by Section 9 hereof.

“Demand Registration” is defined in Section 2(a)(i) below.

“Demand Request” is defined in Section 2(a)(i) below.

“Disposing Holders” is defined in Section 10 below.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means a Stockholder (as defined in the Agreement, but excluding any Person who executes this Registration Rights Agreement or a separate agreement to be bound by the terms hereof solely in his or her capacity as a Spouse of a Stockholder), including any Person to whom the Company issues Common Stock after the date hereof and prior to an Initial Public Offering and who executes and delivers an Adoption Agreement to the Company (unless the Company enters into an agreement denying such Person the registration rights described herein), who holds Registrable Securities; provided, however, that a Person shall cease to be a Holder after the IPO Lock-Up Date if and when such Person owns Common Stock and Common Stock Equivalents representing less than four percent of the outstanding Common Stock (assuming such Common Stock Equivalents were exercised or converted on a cashless basis) and such Person may dispose of all Registrable Securities then owned by such Person and all Registrable Securities then acquirable upon exercise of Common Stock Equivalents (assuming such Common Stock Equivalents were exercised or converted on a cashless basis) then owned by such Person pursuant to Rule 144 (or any successor rule) under the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (or any successor rule), and in such case the Registrable Securities owned by such Person shall cease to be Registrable Securities; provided further, however, that a Person shall cease to be a Holder after the first anniversary of the consummation of an Initial Public Offering if the Company requests in writing that such Person confirm in writing that such Person remains a Holder and such Person fails to so confirm within 30 days of such notice.

NINE ENERGY SERVICE, INC.

EXHIBIT B TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

“Indemnified Party” is defined in Section 7(c) below.

“Indemnifying Party” is defined in Section 7(c) below.

“Inspectors” is defined in Section 5(j) below.

“IPO Lock-Up Date” means the date that the Lock-Up Period set forth in Section 4(a) of this Registration Rights Agreement lapses in accordance with its terms in connection with an Initial Public Offering.

“Lock-Up Period” is defined in Section 4(a) below.

“Material Adverse Effect” is defined in Section 2(d) below.

“Non-SCF Registrable Securities” means the Common Stock (other than Restricted Stock as defined in the Agreement) issued to or acquired by any Non-SCF Holder, and any Common Stock (other than Restricted Stock as defined in the Agreement) into which Common Stock Equivalents held by a Non-SCF Holder have been or may be converted, exchanged or acquired and any other securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that after the IPO Lock-Up Date any Non-SCF Registrable Security will cease to be a Non-SCF Registrable Security when (a) a registration statement covering such Non-SCF Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c)(i) it has been otherwise transferred, (ii) the Company has delivered a new certificate or other evidence of ownership for it not bearing any legend similar to that required pursuant to Section 5.6 of the Agreement and (iii) it may be resold without subsequent registration under the Securities Act or (d) it is held by a Person that is not a Holder in accordance with the provisos to the definition of Holder provided for herein.

“Piggyback Registration” is defined in Section 3(a) below.

“Piggyback Securities” is defined in Section 3(b) below.

“Records” is defined in Section 5(j) below.

“Registrable Securities” means the SCF Registrable Securities and the Non-SCF Registrable Securities.

“Registration Expenses” is defined in Section 6 below.

“Requesting Holders” means a Holder who makes a Demand Request pursuant to Section 2 below.

“Required Filing Date” is defined in Section 2(a)(ii) below.

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“SCF Registrable Securities” means the Common Stock issued to or acquired by SCF, including any Common Stock acquired by SCF from any Non-SCF Holder in accordance with the terms of the Agreement, and any Common Stock into which Common Stock Equivalents held by SCF have been converted, exchanged or acquired and any other securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that after the IPO Lock-Up Date any SCF Registrable Security will cease to be an SCF Registrable Security when (a) a registration statement covering such SCF Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c)(i) it has been otherwise transferred, (ii) the Company has delivered a new certificate or other evidence of ownership for it not bearing any legend similar to that required pursuant to Section 5.6 of the Agreement and (iii) it may be resold without subsequent registration under the Securities Act, or (d) it is held by a Person that is not a Holder in accordance with the provisos to the definition of Holder provided for herein.

“SEC” means the Securities and Exchange Commission or any successor governmental agency.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

“Underwriter” means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

2. Demand Registration.

(a) Request for Registration.

(i) From and after the later to occur of (A) the IPO Lock-Up Date and (B) 180 days following an Initial Public Offering, any Demand Holder may make a written request of the Company (a “Demand Request”) to have the Company effect a registration under the Securities Act (a “Demand Registration”) for the sale of all or part of their Registrable Securities. Following receipt of such Demand Request, the Company shall be required to use commercially reasonable efforts to effect such Demand Registration subject to the terms hereof; provided that the Registrable Securities proposed to be offered by the Requesting Holders in any such Demand Request must have a reasonably anticipated aggregate offering price of at least $10,000,000 net of underwriting discounts and commissions (or at least $1,000,000 if the Company is then eligible to register such sale on a Form S-3 registration statement (or any comparable or successor form)); and provided further that the Demand Holders shall be entitled to make no more than five Demand Requests pursuant to the foregoing provisions; and provided further that, the Company shall not be obligated to effect more than one Demand Registration at the request of any of the Demand Holders in any six-month period. After such time as the

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Company shall become eligible to use Form S-3 (or any comparable or successor form) for the registration under the Securities Act of any of its securities, any Demand Request by one or more Demand Holders with a reasonably anticipated aggregate offering price of at least $100,000,000 may be for a “shelf” registration pursuant to Rule 415 under the Securities Act; provided that if such Demand Holders request that any such “shelf” registration statement remain effective for a period in excess of two years, such “shelf” registration shall count as two Demand Requests for the purposes of this Section 2(a).

(ii) Each Demand Request shall specify the number of shares of Registrable Securities proposed to be sold. Subject to Section 4(c), the Company shall use its best efforts to file under the Securities Act a registration statement on an appropriate form to effect the Demand Registration within 30 days if eligible to use Form S-3 (or any comparable or successor form), or otherwise within 60 days if not so eligible, after receiving a Demand Request (the “Required Filing Date”) and shall use commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing.

(b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw their Demand Request, in which case such demand will count as a Demand Registration unless (i) the Requesting Holders pay all Registration Expenses in connection with such withdrawn registration, (ii) during the registration process material adverse information regarding the Company is disclosed that was not known by such Requesting Holders at the time the request for such Demand Registration was made or (iii) the Company has not complied in all material respects with its obligations hereunder required to have been taken prior to such withdrawal); provided that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

(c) Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Registration requested at a time when the Company is not then eligible to use Form S-3 (or any comparable or successor form) to register the sale of Common Stock requested by such Demand Registration shall be in the form of an underwritten offering. If the Requesting Holder so indicates, the Requesting Holder shall select the book-running managing Underwriter and such additional Underwriters to be used in connection with the offering; provided that such selections shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

(d) Priority on Demand Registrations. If securities to be sold for the account of any Person (including the Company) other than a Requesting Holder are desired to be included in a Demand Registration and if the managing Underwriter(s) shall advise the Requesting Holders that the inclusion of such other securities will materially and adversely affect the price or success of the offering (a “Material Adverse Effect”), then all such securities to be included in such Demand Registration shall be limited to the securities which the managing Underwriter(s)

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believe can be sold without a Material Adverse Effect and shall be allocated first pro rata among the Requesting Holders and the holders of Piggyback Securities who properly requested to include Registrable Securities in such Demand Registration pursuant to Section 3 (based on the number of Registrable Securities held by such Persons) and second to the Company.

3. Piggyback Registration.

(a) Piggyback Registration Rights. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any shares of Common Stock by the Company for its own account or for the account of any holder of Common Stock (including any Holder) (other than a registration statement on Form S-4 or Form S-8 or any substitute form that may be adopted by the SEC or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing security holders or under an employee benefit plan), then the Company shall give written notice of such proposed filing to the Holders of the Registrable Securities as soon as practicable (but in no event less than 15 days before the anticipated filing date of such registration statement), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a “Piggyback Registration”); provided, however, that if SCF elects not to register any Registrable Securities in an offering intended to be an Initial Public Offering, then no Holder shall be entitled hereunder to register any Registrable Securities in such Initial Public Offering; provided further, however, that in the case of an offering intended to be an Initial Public Offering, the Company shall not be obligated to provide written notice of any proposed filing of a registration statement to the Holders of the Registrable Securities until no less than 15 days before the anticipated filing date of a registration statement (or a pre-effective amendment thereof) that first identifies SCF as a selling stockholder in such registration statement. Each Holder of Registrable Securities agrees that the fact that such a notice has been delivered shall constitute confidential information and such Holder agrees not to disclose that such notice has been delivered or effect any public sale or distribution or Common Stock until the earlier of (i) the registration statement prepared in connection with such Piggyback Registration has been filed with the SEC and (ii) 20 days after the date of such notice. Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering by written notice to the Company within 15 days of receipt (in accordance with Section 5.1 of the Agreement) of the Company’s notice referred to above; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration for its own account prior to effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include any Registrable Securities in such registration. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof. In connection with any filing of a “shelf” registration statement on Form S-3 (or any comparable or successor form) by the Company for the offer and sale of securities by the Company from time to time pursuant to Rule 415, the Piggyback Registration rights contemplated by this Section 3 for all Holders of Registrable Securities shall apply only at the time that such “shelf” registration statement is filed by the Company and not in connection with each offering of securities from such “shelf”

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registration statement; provided, however, that any Holder of Registrable Securities that exercises its Piggyback Registration rights with respect to the filing of such “shelf” registration statement shall be permitted to be included in any such offering of securities by the Company from such “shelf” registration statement as though such offering were the filing of a new registration statement for purposes of this Section 3.

(b) Priority on Piggyback Registration. The Company shall use commercially reasonable efforts to cause the managing Underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering under Section 3(a) (“Piggyback Securities”) to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Holder’s Piggyback Securities in such offering unless such Holder accepts the terms of the underwriting agreement between the Company and the managing Underwriter(s) and otherwise complies with the provisions of Section 8 below. If the managing Underwriter(s) of a proposed underwritten offering advise(s) the Company that in their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to cause a Material Adverse Effect, then in such event the securities to be included in such offering shall be allocated (i) if such registration statement is not pursuant to a Demand Request then first to the Company, and then, to the extent that any additional securities can, in the opinion of such managing Underwriter(s), be sold without any such Material Adverse Effect, pro rata among the Holders of Piggyback Securities on the basis of the number of Registrable Securities then held by each such Holder or (ii) if such registration statement is pursuant to a Demand Request, then as provided in Section 2(d).

4. Holdback Agreements.

(a) Restrictions on Public Sale by Holder of Registrable Securities. In connection with any underwritten public offering of equity securities by the Company or any Holder of Registrable Securities effected pursuant to this Registration Rights Agreement, each Holder of Registrable Securities agrees not to effect any public sale or distribution of securities similar to those being registered or of any securities convertible into or exchangeable or exercisable for such securities or hedging or other derivative transactions relating to the Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning 14 days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed 180 days with respect to the Initial Public Offering or 90 days with respect to any offering subsequent to the Initial Public Offering, beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration statement) except as part of such registration (the “Lock-Up Period”); provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as

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applicable, unless the managing Underwriter(s) of such underwritten public offering waive, in writing, such extension. If and to the extent requested by the managing Underwriter(s), each such Holder of Registrable Securities agrees to execute an agreement to the foregoing effect with the Underwriters for such offering on such terms as the managing Underwriter(s) shall reasonably request (with such modification as reasonably requested by such managing Underwriter(s) to take into consideration then customary market terms or any other existing rules of an applicable securities exchange regarding research analyst publications). Notwithstanding the foregoing, in no event shall any Holder of Registrable Securities be restricted at any time after the IPO Lock-Up Date from effecting any public sale or distribution of securities pursuant to this Section 4(a) for more than 150 days during any 12-month period.

(b) Restrictions on Public Sale by the Company. In connection with any underwritten public offering of equity securities by any Holder of Registrable Securities effected pursuant to this Registration Rights Agreement, the Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities or hedging or other derivative transactions relating to such securities, during the Lock-Up Period as shall be reasonably requested by the managing Underwriter(s) except as part of such registration as permitted hereby; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the managing Underwriter(s) of such underwritten public offering waive, in writing, such extension.

(c) Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2 if (i) at the time the Company receives the Demand Request, (A) the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the Board determines in good faith that such disclosure would be materially detrimental to the Company or (B) the Company has experienced some other material non-public event or is in possession of material non-public information concerning the Company, and the Board determines in good faith that such disclosure would be materially detrimental to the Company, until a date not later than 60 days after the Required Filing Date or (ii) prior to receiving such Demand Request, the Board had determined to effect a registered underwritten public offering of the Company’s equity securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting or entering into a letter of intent with the managing Underwriter(s) for such offering) and is proceeding with reasonable diligence to effect such offering, until a date not later than the end of the Lock-Up Period referred to in Section 4(a) above with respect to such offering. A deferral of the filing of a registration statement pursuant to this Section 4(c) shall be lifted, and the requested registration statement shall be filed as soon

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as reasonably practicable, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 4(c), the Company shall promptly, upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by the Chief Executive Officer of the Company stating that the Company is deferring such filing pursuant to this Section 4(c) and the basis therefor in reasonable detail. Within 20 days after receiving such certificate, the Holders of a majority of the Registrable Securities held by the Requesting Holders and for which registration was previously requested may withdraw such request by giving notice to the Company, but following such withdrawal, each of the Requesting Holders shall be prohibited from making a Demand Request until the end of the deferral period as contemplated by the second sentence of this Section 4(c). If withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Registration Rights Agreement. The Company may defer the filing of a Demand Registration pursuant to this Section 4(c) only two times during any 12 month period. Nothing in this paragraph shall affect the rights of the Holders under Section 3 to participate in any such Demand Registration at such time as the filing deferral is lifted in accordance with this Section 4(c).

(d) Use, and Suspension of Use, of Shelf Registration Statement. If the Company has filed a “shelf” registration statement and has included Registrable Securities therein, the Company shall be entitled to suspend for a reasonable period of time (but not more than an aggregate of 90 days in any 12-month period) the offer or sale of Registrable Securities pursuant to such registration statement by any Holder of Registrable Securities if (i) a “road show” is not then in progress with respect to a proposed offering of Registrable Securities by such Holder pursuant to such registration statement and such Holder has not executed an underwriting agreement with respect to a pending sale of Registrable Securities pursuant to such registration statement and (ii)(A) the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required if such registration statement were used (but would not be required if such registration statement were not used) and the Board determines in good faith that such disclosure would be materially detrimental to the Company or (B) the Company has experienced some other material non-public event or is in possession of material non-public information concerning the Company, and the Board determines in good faith that such disclosure would be materially detrimental to the Company. In order to suspend the use of the registration statement pursuant to this Section 4(d), the Company shall promptly, upon determining to seek such suspension, deliver to the holders of Registrable Securities included in such registration statement, a certificate signed by the Chief Executive Officer of the Company stating that the Company is suspending use of such registration statement pursuant to this Section 4(d) and the basis therefor in reasonable detail. IN ADDITION, A HOLDER OF REGISTRABLE SECURITIES MAY NOT UTILIZE A SHELF REGISTRATION STATEMENT TO EFFECT THE SALE OF ANY SUCH REGISTRABLE SECURITIES UNLESS SUCH HOLDER HAS GIVEN THE COMPANY AT LEAST ONE BUSINESS DAY ADVANCE WRITTEN NOTICE OF THE DATE OR DATES OF A PROPOSED SALE OF SUCH REGISTRABLE SECURITIES BY SUCH HOLDER PURSUANT TO SUCH REGISTRATION STATEMENT (WHICH NOTICE MAY BE GIVEN AS OFTEN AS SUCH HOLDER DESIRES).

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5. Registration Procedures.

Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 hereof, the Company will, at its expense, use commercially reasonable efforts to effect the registration of such Registrable Securities under the Securities Act prior to the Required Filing Date, and in connection with any such request, the Company will as expeditiously as practicable:

(a) prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts and proceed diligently and in good faith to cause such filed registration statement to become effective under the Securities Act; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to all Selling Holders and to one counsel reasonably acceptable to the Company selected by the Selling Holders, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; provided further that in connection with a Demand Registration, the Company shall not file any registration statement or prospectus, or any amendments or supplements thereto, if the Requesting Holders who hold a majority of the Registrable Securities covered by such registration statement or their counsel shall reasonably object on a timely basis;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to Section 2 for a period (except as provided in the last paragraph of this Section 5) of not less than 270 consecutive days (or three years, or such shorter period as the Requesting Holders who hold a majority of the Registrable Securities covered by such registration may elect, if a “shelf” registration is requested) or, if shorter, the period terminating when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of disposition by the Selling Holders thereof set forth in such registration statement; provided however that any Selling Holder that has been included on a “shelf” registration statement may request that such Selling Holder’s Registrable Securities be removed from such registration statement, in which event the Company shall promptly either withdraw such registration statement or file a post-effective amendment to such registration statement removing such Registrable Securities;

(c) furnish to each such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

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(d) notify the Selling Holders promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state Law, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations or warranties of the Company or any of its subsidiaries contained in any agreement (including any underwriting agreement) contemplated by Section 5(i) below cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(e) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(f) cooperate with the Selling Holders and the managing Underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company;

(g) use commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Selling Holder or managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder or managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any

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jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(h) use commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, if any, as may be required of the Company to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;

(i) enter into customary agreements (including an underwriting agreement in customary form with customary indemnification provisions) and take such other actions as are reasonably required or advisable in order to expedite or facilitate the disposition of such Registrable Securities, including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in customary “road show” presentations in connection with any underwritten offerings in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

(j) make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public (other than by such Selling Holder). Each Selling Holder of such Registrable Securities further agrees that it will, as soon as practicable upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(k) use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter(s) reasonably request(s);

(l) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

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(m) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;

(n) if any event contemplated by Section 5(d)(vi) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(o) cooperate and assist in any filing required to be made with FINRA and in the performance of any due diligence investigation by any underwriter, including any “qualified independent underwriter,” or any Selling Holder.

Notwithstanding anything contained herein to the contrary, the Company hereby agrees that (i) any Demand Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including on the prospectus cover page, the principal stockholders’ chart and the plan of distribution) as may be reasonably requested by a Holder of Registrable Securities. The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(vi) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(n) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(d)(vi) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 5(n) hereof.

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6. Registration Expenses.

Subject to the provisions in Section 2(b) above with respect to a withdrawn Demand Registration, in connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the “Registration Expenses”):

(a) all registration and filing fees (including with respect to filings to be made with FINRA);

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

(c) printing expenses;

(d) internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties);

(e) the fees and expenses incurred in connection with the listing on an exchange of the Registrable Securities if the Company shall choose, or be required pursuant to Section 5(m), to list such Registrable Securities;

(f) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters requested pursuant to Section 5(k) hereof);

(g) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration;

(h) reasonable fees and expenses of one counsel reasonably acceptable to the Company selected by the Selling Holders incurred in connection with the registration of such Registrable Securities hereunder; and

(i) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to Rule 2720 of the FINRA Manual.

The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or, except as provided by clause (b), (h) or (i) above, any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or the fees and disbursements of any Underwriter.

7. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, each Person, if any, who Controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers,

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directors, agents, general and limited partners, and employees of each Selling Holder and each such Controlling Person from and against any and all losses, claims, damages, liabilities (joint or several), and expenses (including reasonable costs of investigation and attorneys’ fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon and in conformity with, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who Controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7(a).

(b) Indemnification by Holder of Registrable Securities. Each Selling Holder agrees to indemnify and hold harmless each other Selling Holder, the Company, and each Person, if any, who Controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of each other Selling Holder, the Company and each such Controlling Person to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities. The liability of any Selling Holder under this Section 7(b) shall be limited to the aggregate cash and property received by such Selling Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

(c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 7(a) or 7(b) above (an “Indemnified Party”) in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Section 7(a) or 7(b) above (an “Indemnifying Party”), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more

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legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and such Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by any method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any

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such action or claim. Notwithstanding the provisions of this Section 7(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less any underwriting discounts or commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Participation in Underwritten Registrations.

No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Registration Rights Agreement.

9. Transfers of Registration Rights.

The provisions hereof will inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (i) by operation of Law or (ii) to any Person to whom a Holder transfers Registrable Securities, provided that any such transferee shall not be entitled to rights pursuant to Section 2, 3 or 4 hereof unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company an acknowledgment and agreement to such effect.

10. Information Rights in Private Sale.

If any Demand Holders who then hold in the aggregate a minimum of 15% of the Fully-Diluted Common Stock (such Demand Holders, for purposes of this Section 10, being herein called the “Disposing Holders”) propose to Transfer in a private transaction Registrable Securities having a Fair Market Value in excess of $5,000,000, as determined in good faith by such Disposing Holders, then held by such Disposing Holders, then, the Company shall afford to such Disposing Holders, such prospective transferees and their respective counsel, accountants, lenders and other representatives, full access during normal business hours to the properties, books, contracts, records and management of the Company in order that such parties may have full opportunity to make such investigations as they shall desire to make of the Company and shall, upon request, promptly furnish to such parties all other information concerning the Company as such parties may reasonably request in connection with such prospective transfer, in each case subject to such confidentiality restrictions or obligations as the Company may reasonably require; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the Company’s business and operations; and provided further, however, that prior to the consummation of the Initial Public Offering, with

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respect to any proposed Transfer of ROFR Shares, the Company shall not be required to comply with this Section 10 until the Business Day next succeeding the Company ROFR Acceptance Deadline or, in the event of a Company Non-Exercise Event with respect to such ROFR Shares, the SCF ROFR Acceptance Deadline, as provided in Section 2.3(b) of the Agreement, to the extent applicable.

11. Entire Agreement.

The foregoing provisions of this Exhibit B and the provisions of the Agreement contain the entire understanding of the parties hereto and thereto respecting the subject matter hereof and supersede all prior agreements, discussions and understandings with respect thereto.

12. Miscellaneous; Amendment; Termination.

The provisions of Sections 1.1, 1.2, 5.1, 5.3, 5.4, 5.5, 5.7, 5.9, 5.11 and 5.13 of the Agreement shall apply to this Registration Rights Agreement. The provisions of this Registration Rights Agreement may only be amended by the written consent of the Company and the Demand Holders (if the Demand Holders then own Registrable Securities); provided, however, that any amendment that has an adverse effect on the rights of, or imposes additional obligations on, the Holders other than the Demand Holders shall require the consent of such Holders other than the Demand Holders that hold in the aggregate at least 50% of the Registrable Securities then held by such Holders (if such Holders then own Registrable Securities). The Holders acknowledge and agree that any Person that becomes a Stockholder shall have the rights and obligations set forth in this Registration Rights Agreement and that such Person becoming a Stockholder shall be deemed not to be an amendment to this Registration Rights Agreement. The provisions of this Registration Rights Agreement shall terminate and be of no further force or effect as of and following the tenth anniversary of the date hereof; provided that the provisions of Section 7 of this Registration Rights Agreement shall survive for any sales of Registrable Securities prior to such date.

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